DATED: SEPTEMBER 14, 2016

THIRD AMENDED SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN ADVISERS INVESTMENT TRUST

AND

J O HAMBRO CAPITAL MANAGEMENT LIMITED

Name of Fund	Compensation*
JOHCM International Select Fund	Annual rate of 0.89 % of the average daily net assets of the Fund.

JOHCM Emerging Markets Opportunities Fund	Annual rate of 1.05 % of the average daily net assets of the Fund.

JOHCM Global Equity Fund	Annual rate of 0.95 % of the average daily net assets of the Fund.

JOHCM International Small Cap Equity Fund	Annual rate of 1.05 % of the average daily net assets of the Fund.

JOHCM Asia Ex-Japan Fund	Annual rate of 1.09% of the average daily net assets of the Fund.

JOHCM Emerging Markets Small Mid Cap Equity Fund	Annual rate of 1.30% of the average daily net assets of the Fund.

JOHCM US Small Mid Cap Equity Fund	Annual rate of 0.85% of the average daily net assets of the Fund.

JOHCM International Opportunities Fund	Annual rate of 0.75% of the average daily net assets of the Fund.

(signatures on following page)

*	All fees are computed daily and paid monthly.

Schedule continued

THIRD AMENDED SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN ADVISERS INVESTMENT TRUST

AND

J O HAMBRO CAPITAL MANAGEMENT LIMITED

Advisers Investment Trust

By:
Name: Dina A. Tantra
Title: President

J O Hambro Capital Management Limited

By:
Name:

J O Hambro Capital Management Limited

By:
Name: